UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2025

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2025, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), entered into a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”), which amended and restated the Partnership’s existing Amended and Restated Credit Agreement, dated as of June 13, 2023 (as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 24, 2023, by Amendment No. 2 to Amended and Restated Credit Agreement, dated as of December 8, 2023, and by Amendment No. 3 to Amended and Restated Credit Agreement, dated as of May 1, 2025), by and among the Partnership, as borrower, certain subsidiaries of the Partnership, as guarantors, the several lenders party thereto (the “Lenders”) and Citibank, N.A., as administrative agent.

The Second A&R Credit Agreement provides for, among other things, (a) a senior secured reserve-based revolving credit facility in an aggregate maximum principal amount of up to $1,500,000,000 (the “Facility”) with an initial borrowing base of $625.0 million and an initial aggregate elected commitments amount of up to $625.0 million, including a sub-facility for the issuance of letters of credit of up to $10,000,000, and (b) an extension of the maturity date of the Second A&R Credit Agreement to December 16, 2030 (provided, that if (i) any Permitted Preferred Units (as defined in the Second A&R Credit Agreement) that were outstanding on December 16, 2025 remain outstanding on May 3, 2030, and (ii) Liquidity (as defined in the Second A&R Credit Agreement) would be less than 10% of the Loan Limit (as defined in the Second A&R Credit Agreement), or the Debt to EBITDAX Ratio (as defined in the Second A&R Credit Agreement) would be greater than 3.00x, or any Borrowing Base Deficiency (as defined in the Second A&R Credit Agreement) would exist (in each case immediately after giving pro forma effect to the exercise of any put right in respect of such Permitted Preferred Units), the maturity date shall be May 3, 2030).

The Facility bears interest at a rate equal to, at the Partnership’s election, either (a) the Secured Overnight Financing Rate (as defined in the Second A&R Credit Agreement) plus an applicable margin that varies from 2.50% to 3.50% per annum or (b) a base rate plus an applicable margin that varies from 1.50% to 2.50% per annum, based on borrowing base utilization.

The Facility is guaranteed by certain of the Partnership’s material subsidiaries and is collateralized by substantially all assets, including the oil and natural gas properties of such subsidiaries, including mortgages on at least 75% of the PV-9 of the proved reserves constituting borrowing base properties as set forth on the Partnership’s most recent reserve report. The borrowing base will be based on the value of the Partnership’s and certain of its material subsidiaries’ oil and natural gas properties. The borrowing base will be redetermined semi-annually on or about May 1 and November 1 of each year by the Lenders, with one interim unscheduled redetermination available to each of the Partnership and a group of certain Lenders between scheduled redeterminations during each calendar year. The first scheduled redetermination will be on or around May 1, 2026.

Customary borrowing base reductions and mandatory prepayments are required under the Second A&R Credit Agreement in connection with certain sales of certain types of borrowing base properties, sales of equity interests in guarantor subsidiaries owning such properties, certain debt issuances or certain types of swap terminations. In addition, Cash Balance (as defined in the Second A&R Credit Agreement) above $50.0 million and 10% of the Loan Limit is required to be applied weekly to prepay loans (without a commitment reduction) if not otherwise reduced to zero in a manner permitted by the Second A&R Credit Agreement.

The Partnership is required to pay a commitment fee that varies from 0.375% to of 0.50% per annum on the average daily unused portion of the current aggregate commitments under the Facility. The Partnership is also required to pay customary letter of credit and fronting fees.

The Second A&R Credit Agreement requires the Partnership to maintain as of the last day of each fiscal quarter: (i) a Debt to EBITDAX Ratio (as defined in the A&R Credit Agreement) of not more than 3.5 to 1.0 and (ii) a ratio of current assets to current liabilities of not less than 1.0 to 1.0, calculated at the end of each fiscal quarter.

The Second A&R Credit Agreement also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements and borrowing base certificates, conduct of business, maintenance of property, maintenance of insurance, entry into certain derivatives contracts, restrictions on the incurrence of liens, indebtedness, asset dispositions, restricted payments, and other customary covenants. These covenants are subject to a number of limitations and exceptions.

Additionally, the Second A&R Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If the Partnership does not comply with the financial and other covenants in the Second A&R Credit Agreement, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Second A&R Credit Agreement and any outstanding unfunded commitments may be terminated.

The foregoing description of the Second A&R Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second A&R Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Second Amended and Restated Credit Agreement, dated as of December 16, 2025, by and among Kimbell Royalty Partners, LP, each of the guarantors party thereto, the several lenders from time to time parties thereto and Citibank, N.A., as administrative agent.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

	By:	Kimbell Royalty GP, LLC,
its general partner

	By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: December 16, 2025